Exhibit 10.1

MATERIAL TRANSFER AND RESEARCH AGREEMENT

This Material Transfer and Research Agreement (“Agreement”) is made as of March [correct date], 2020 (“Effective Date”) by and between AIM ImmunoTech, Inc. (“AIM”), located at 2117 SW Highway 484, Ocala, FL 34473, USA, and Shenzhen Smoore Technology Limited (“Smoore”), located at Block 16th, Dongcai Industry Park, Gushu Village, Xixiang Town, Bao’an District Shenzhen, People’s Republic of China (“PRC”). AIM and Smoore shall be referred to individually as a “Party” and together as the “Parties”.

WHEREAS, Smoore wishes to receive Confidential Information pertaining to AIM’s inventions and know-how and also samples of AIM’s drug Ampligen® for the sole purpose of conducting the Research Project, and

WHEREAS, AIM is willing to provide Confidential Information and Ampligen® to Smoore solely for purposes of conducting the Research Project.

NOW THEREFORE, in consideration of the premises and the mutual agreements and undertakings set forth herein, the Parties hereby agree as follows:

1. DEFINITIONS

Whenever used in this Agreement, the following terms will have the following meanings:

1.1 “Confidential Information” means any confidential or proprietary information, knowledge, intellectual property, pre-clinical and clinical information or data, technical and/or non-technical material or property, relating to RNA pharmaceutical products and technologies, including but not limited to double-stranded RNA compounds and in particular the double-stranded RNA compound trademarked Ampligen® provided under this Agreement. A Party disclosing Confidential Information shall be a “Disclosing Party” and a Party receiving the same shall be a “Receiving Party.”

1.2 The “Research Project”, described in Exhibit A and appended by reference, is to be conducted by Smoore utilizing Confidential Information and Ampligen® and is being funded by entities independent of AIM.

1.3 The “Principal Investigator” means the person(s) responsible for the day-to-day supervision of the Research Project as identified in Exhibit A.

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2.	PROVISION OF MATERIAL, CONFIDENTIAL INFORMATION AND PERFORMANCE OF THE RESEARCH PROJECT

2.1 AIM shall provide to Smoore with such Ampligen® as described in Exhibit A and any relevant information about Ampligen® which may be reasonably requested by Smoore from time to time for purposes of the Research Project, and which shall be used by Smoore solely for purposes of conducting the Research Project.

Other than the 30 aliquots (1.0 ml each) of Ampligen® (2.5 mg/ml) herein, the availability of Ampligen® shall be at the discretion of AIM. Any Ampligen® aliquots delivered pursuant to this Agreement shall not be sold, distributed or otherwise made available by Smoore to any other party for any other purpose. There is no obligation from AIM to supply any further amounts of Ampligen®.

The results of the data must be disclosed to AIM on a real-time basis. Therefore Smoore will regularly provide AIM with reports on the data as detailed in Article 5.

2.2 The Parties shall provide to each other such Confidential Information as is reasonably necessary for purposes of the Research Project.

2.3 The Parties shall utilize the Confidential Information exchanged solely for purposes of conducting the Research Project.

2.4 Smoore shall promptly and diligently pursue the Research Project in a scientific manner, documenting in reproducible form the work performed and results achieved in pursuing the Research Project and disclose updates on the Research Project to AIM as described in Article 5 herein.

2.5 Any Ampligen® delivered pursuant to this Agreement is understood to be experimental in nature and may have hazardous properties. AIM makes no representations and extends no warranties of any kind, either expressed or implied. Specifically, there are no expressed or implied warranties of merchantability or fitness for a particular purpose or that the use of the material shall not infringe any patent, copyright, trademark or other proprietary rights. AIM shall fully inform Smoore about the previous and current usage information of Ampligen®, and any relevant hazardousness or safety information upon Ampligen® such as proper usage, storage or disposal of it.

2.6 Without prejudice to the provisions of Article 4.1, and except as may be expressly provided in this Agreement, this Agreement shall not be construed to grant any license or other rights from either Party to the other Party for any trademarks, copyrights, patents, patent applications, trade secrets or other proprietary rights of it. In particular, no rights are provided from AIM to use Ampligen® and any related trademarks, copyrights, patents, patent applications, trade secrets or other proprietary rights of AIM for profit-making, commercial or research purposes, including but not limited to the sale of Ampligen®, used in manufacturing, provision of service to a third party in exchange for consideration, or use in research or consulting by a commercial or not-for-profit entity under which that entity obtains rights of any sort to research results. For the purpose of clarity, all rights to Ampligen® through any mechanism of administration for the use of Ampligen® belong to AIM. All rights to device, atomizer, and heating or vaporizing technology used to administer Ampligen®, belong to Smoore.

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3. INTELLECTUAL PROPERTY

3.1 Ownership of and title to all trademarks, copyrights, patents, patent applications and other intellectual property rights in all inventions, discoveries, and other intellectual property, including the rights to Ampligen®, Rintitolimod, or any similar form of double stranded RNA product which activates or is a Toll Like Receptor 3 Agonist (all herein “Intellectual Property”) through any method of administration including inhalation, belong to AIM. The rights to any atomization, nebulation, vaporization devices, and heating or vaporizing technology developed by Smoore for purposes of medical administration of Ampligen® or any similar product belong to Smoore.

3.2 The Parties agree that there is no scenario where there is any inventorship. Anything related to vaping devices clearly belong to Smoore whereas anything related to Ampligen® or any similar double stranded RNA clearly belong to AIM.

3.3 In the future the Parties may discuss and agree regarding the possibility of using said items together but there is no obligation on the part of either Party to enter into such an agreement.

4. CONFIDENTIALITY

4.1 (a) The Parties shall employ the same degree of care to keep all Confidential Information confidential as they employ with respect to their own information of like importance, which shall not constitute less than a reasonable standard of care, and will not use any Confidential Information except for the express purposes of this Agreement and shall not disclose any Confidential Information received from the other Party to any third party, including but not limited to any third party investors of Smoore, except to employees and/or consultants who are entitled to know such Confidential Information for purposes of carrying out the objectives of this Agreement, and who are obligated to abide by all of the provisions of this Agreement. Nothing in this paragraph shall prevent a Disclosing Party from disclosing or using its own Confidential Information as it deems appropriate. Furthermore, Smoore may need to share the information received by Smoore from AIM regarding Ampligen® with a third party which is essential for the Research Project, provided that Smoore has obtained AIM’s written consent for involving such third-party before the disclosure of any information. In this connection, Smoore shall inform AIM of (1) the third-party background, and (2) the extent to which the information shall be disclosed. Smoore shall only disclose the information after the third-party has assumed the same confidentiality obligations herein by signing a confidentiality agreement with Smoore.

(b) The Receiving Party shall ensure that its employees and/or consultants will abide by the terms of this Agreement.

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4.2 All Confidential Information shall remain the property of the Disclosing Party. Upon the written request of a Disclosing Party or upon termination or expiration of this Agreement, all tangible Confidential Information received from the Disclosing Party (including all copies thereof and samples) shall be promptly returned to the Disclosing Party provided that the Receiving Party may retain one (1) copy of such tangible Confidential Information in a secure location for purposes of identifying its obligations under this Agreement.

4.3 The obligations of confidentiality and non-use as set forth in this Article 4 shall not apply to any portion of the Confidential Information that:

(a)	is or becomes public or available to the general public without being wrongfully obtained or through breach of Agreement or is developed independently of Confidential Information received from the disclosing party;

(b)	was known to and evidenced by the Receiving Party’s written records prepared prior to the date of this Agreement;

(c)	is properly obtained by the Receiving Party from a third party with a valid legal right to disclose such Confidential Information and such third party is not under any confidentiality obligations to the Disclosing Party; or

(d)	is released by the Disclosing Party to a third party without restriction.

4.4 In the event that a Receiving Party is requested or required (by deposition, interrogatories, request for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt written notice of any such request or requirement so the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Confidentiality Agreement. In the absence of a protective order or other remedy or the receipt of a signed written waiver, the Receiving Party or its representatives are nonetheless, in the written opinion of their counsel, legally compelled to disclose Confidential Information to any governmental or regulatory body or else stand liable for contempt or suffer such other censure or penalty, the Receiving Party may, without liability hereunder, disclose to such body only that portion of the Confidential Information which the Receiving Party is legally required to be disclosed, provided that the Receiving Party exercised efforts to allow the Disclosing Party to use its reasonable efforts to preserve the confidentiality of the Confidential Information.

4.5 Nothing in this Agreement shall be construed as giving a Receiving Party any right, title, interest in or ownership of the Confidential Information.

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4.6 The provisions of this Article 4 shall survive any termination or expiry of this Agreement.

4.7 Smoore acknowledges that AIM is a public company and that any agreements including this Agreement that are reached between Smoore and AIM will be considered material and as such AIM will be filing reports in AIM’s 8K, 10K and 10Qs that address AIM contracting relationships. This is an ongoing obligation that is required if the Parties are to engage in any business relationship. AIM has attached a sample draft of such an 8K using this agreement as an example for Smoore’s information. Smoore may disclose similar information to the PRC authorities as required by PRC laws and regulations. Further, AIM understands that Smoore is under the listing process at the main board of the Hong Kong Stock Exchange (HKEX). AIM acknowledges that, under the Listing Rules, the HKEX may, at its discretion, request Smoore to disclose the business relationship with AIM which may be deemed as material information for the disclosure purpose.

5. DISCLOSURE

5.1 Smoore shall on a quarterly basis provide information in writing to AIM regarding the progress, status and results of the Research Project (including efficacy and safety data) and also any reports related to the Research Project submitted to any ethics committee(s) or regulatory agencies.

5.2 If requested by AIM, Smoore’s Principal Investigator(s) shall confirm no later than five (5) days any oral progress reports with follow-up summary written reports. The Principal Investigator(s) shall provide AIM with a final written report within thirty (30) days after the conclusion of each study described in Exhibit A. The written reports will include descriptions of the methods used and results obtained together with any other pertinent findings from the Research Project.

5.3 During the Research Project, AIM shall promptly (or in a timely manner appropriate to the level of risk) report to Smoore any information that could affect the conduct of study. In each case, Smoore and the Principal Investigator(s) shall be free to communicate these findings to the ethics committee(s) or regulatory agencies.

6. INDEMNIFICATION

6.1 Smoore shall indemnify, defend and hold harmless AIM, its directors, officers, employees against any third party claims, including any reasonable attorney’s fees for defending those claims (each a “Claim”), to the extent a Claim arises out of improper use, storage or disposal of the drug(s), unless any such Claim is solely due to the negligence of AIM.

7. TERMINATION

7.1 This Agreement shall terminate upon the earliest of (a) the completion of the Research Project, (b) the written agreement signed by authorized representatives of the Parties, or (c) one (1) year from the Effective Date and is renewable for three (3) consecutive one (1) year periods upon the mutual agreement of both parties in writing ninety (90) days prior to the expiration of this agreement.

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8. LEGAL COMPLIANCE AND AUTHORIZATION

8.1 Legal Compliance. Each Party shall comply in all material respects with all U.S. federal and state laws and regulations applicable to the conduct of its business pursuant to this Agreement.

8.2 Authorization.

(a)	Smoore hereby represents and certifies to AIM that all requisite action on the part of Smoore and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Smoore hereunder has been taken.

(b)	AIM hereby represents and warrants to Smoore that all requisite action on the part of AIM and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Smoore hereunder has been taken.

9. MISCELLANEOUS

9.1 Notices. All notices required or permitted to be given under this Agreement shall be given in writing and be effective when such notices have been either personally delivered (including delivery by FedEx or other couriers) or when sent by facsimile to the relevant addresses as follows:

To: Shenzhen Smoore Technology Limited

Block 16, Dongcai Industry Park

Gushu Village, Xixiang Town

Bao’an District, Shenzhen

PRC

Attn: Derek Zhu, General Counsel

Email: derek.zhu@smoorecig.com

To: AIM ImmunoTech, Inc.:

2117 SW Highway 484

Ocala, Florida 34473

U.S.A.

Attn: Tom Equels

Email: Tom.Equels@aimimmuno.com

or such other address as either Party may hereinafter specify by written notice to the other under this Section 9.1. Such notices and communications shall be deemed effective on the date of personal delivery or upon confirmed answer back by facsimile.

9.2 Entire Agreement, Amendment and Waivers. This Agreement, including all Exhibits hereto, constitutes the entire agreement between the Parties with respect to the specific subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This Agreement may not be modified, amended or terminated, nor may any term hereof be waived, except by an instrument in writing, signed by the authorized representatives of the Parties.

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9.3 Severability and Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, is held by a court of competent jurisdiction to be invalid, unenforceable or void, as written in whole or in part, such provision shall be deemed to be amended to the extent necessary to be enforceable and applied by such court in the broadest possible manner, consistent with enforceability, and the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

9.4 Assignment and Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of each Party, and, as such, this Agreement may not be assigned nor may any of the rights or obligations be delegated, without the prior approval and express written consent of the Parties.

9.5 Remedies. The Parties agree that they will be entitled to seek injunctive relief against the other Party in the event of any breach of the confidentiality terms of this Agreement, in addition to any other relief (including damages) available under this Agreement or under law.

9.6 Governing Law. (a) The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., without regard to the application of conflict laws.

(b) Arbitration of this Agreement may only be brought per the arbitration terms of the previously executed confidentiality agreement.

9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

9.8 Waiver. Neither Party’s waiver of any breach or failure to enforce any of the terms and conditions of this Agreement, at any time, shall in any way affect, limit or waiver such Party’s right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

9.9 Headings. The headings in this Agreement are for the convenience of reference only and shall not affect its interpretation.

9.10 Construction. This Agreement has been jointly prepared on the basis of the mutual understanding of the Parties and shall not be constructed against either Party by reason of such Party’s being the drafter of the same.

9.11 Exhibits, Schedules and Attachments. Any and all exhibits, schedules and attachments referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the Effective Date.

AIM IMMUNOTECH, INC.

By:	/s/ Thomas K. Equels	Date:	April 1, 2020
Name:	Thomas K. Equels
Title:	C.E.O.

SHENZHEN SMOORE TECHNOLOGY LIMITED

By:	/s/ Zhiqiang Shi	Date:	3/30/2020
Name:	Zhiqiang Shi
Title:	Director of Fundamental Research Institute at Smoore

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Exhibit A

AIM ImmunoTech Inc will ship 30 aliquots (1.0 ml each) of Ampligen® (2.5 mg/ml) to Smoore for purposes of conducting the in vitro tests using Smoore’s porous ceramic atomizer technology. Initial testing will study the particle size of various Ampligen concentrations in aqueous solutions obtainable using Smoore’s technology. The goal of these studies is to establish a reproducible method to obtain an Ampligen containing atomized mist that can deliver biologically active Ampligen deep into the lung airways of humans.

As the project moves forward AIM will supply additional aliquots of Ampligen as required, for example for in vivo animal testing that will be necessary for both safety and efficacy studies including efficacy studies of atomized Ampligen against COVID-19 caused by SARS-COV-2.

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